UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2006

Brandywine Operating Partnership, L.P.

(Exact name of Registrant as specified in charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-24407 (Commission file number)	23-2862640 (I.R.S. Employer Identification Number)

555 East Lancaster Avenue, Suite 100

Radnor, Pennsylvania 19087

(Address of principal executive offices)

(610) 325-5600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

3.875% Exchangeable Guaranteed Notes due 2026

On September 28, 2006, Brandywine Realty Trust, a Maryland real estate investment trust (the “Company”), and its operating partnership subsidiary, Brandywine Operating Partnership, L.P., a Delaware limited operating partnership (the “Operating Partnership”), entered into a Purchase Agreement (the “Purchase Agreement”) with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Bear, Stearns & Co. Inc. and Lehman Brothers Inc. (the “Initial Purchasers”) providing for the sale by the Operating Partnership and the purchase by the Initial Purchasers of $300 million aggregate principal amount of 3.875% Exchangeable Guaranteed Notes due 2026 (the “Notes”). The Purchase Agreement also granted the Initial Purchasers an option to purchase up to $45 million aggregate principal amount of the Notes to cover over-allotments, if any. The Company has fully and unconditionally guaranteed payment of principal of and interest on the Notes.

The closing (“Closing”) of the sale of the Notes occurred on October 4, 2006. The net proceeds from the offering, after deducting the Initial Purchasers’ discount and the estimated offering expenses, are estimated to be approximately $293.5 million. The Operating Partnership used approximately $60 million of net proceeds to repurchase 1,829,000 common shares of beneficial interest, par value $0.01 per share, of the Company (the “Common Shares”) at a price of $32.80 per share in a separate, but concurrent, privately negotiated transaction. (After these repurchases, the Company’s previously authorized Common Share repurchase program had approximately 2.3 million of Common Shares available for repurchases.) The Operating Partnership used the approximately $180 million of remaining net proceeds to repay outstanding borrowings under the Operating Partnership’s revolving credit facility and will invest the balance in government or other short-term, rated securities pending the Operating Partnership’s intended redemption of its $300 million Floating Rate Guaranteed Notes due 2009 on January 2, 2007. The Operating Partnership issued the Floating Rate Notes on March 28, 2006.

The Notes were issued under the Indenture, dated as of October 22, 2004, among the Operating Partnership, as Issuer, the Company, as Parent Guarantor, and The Bank of New York, as trustee, (the “Trustee”) as supplemented by the First Supplemental Indenture, dated as of May 25, 2005, among the Operating Partnership, the Company, and the Trustee, as supplemented by the Second Supplemental Indenture (“Second Supplemental Indenture”), dated as of October 4, 2006, among the Operating Partnership, the Company and the Trustee. The terms of the Notes were established pursuant to the Second Supplemental Indenture, a copy of which is filed herewith as Exhibit 4.1. A copy of the form of the Notes is filed herewith as Exhibit 4.2. Additional information pertaining to the Notes is contained in Item 2.03 of this report and is incorporated herein by reference.

The Notes and the Common Shares issuable in certain circumstances upon exchange of the Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). The Company offered and sold the Notes to the Initial Purchasers in reliance on the exemption from registration provided by Section 4(2) of the Securities Act. The Initial Purchasers then sold the Notes to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act.

Registration Rights Agreement

At the Closing, the Company and the Operating Partnership entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Initial Purchasers. Under the Registration Rights Agreement, the Company and the Operating Partnership have agreed, for the benefit of the holders of the Notes, to file, or have on file, a shelf registration statement providing for the sale by the holders of all of the Notes, and the Common Shares, if any, issuable upon exchange of the Notes (the “Registrable Securities”), within 90 days after the original issuance of the Notes and to use reasonable best efforts to cause such shelf registration statement to be declared effective within 180 days after the original issuance of the Notes or otherwise make available for use by selling security holders an effective shelf registration statement no later than such date. The Company and the Operating Partnership also have agreed to use their respective reasonable best efforts to keep the registration statement effective until such time as all of the Notes and the Common Shares issuable on the exchange thereof cease to be outstanding or have either been (A) sold or otherwise transferred pursuant to an effective registration statement or (B) sold pursuant to Rule 144 under circumstances in which any legend borne by the Notes or Common Shares relating to restrictions on transferability thereof is removed or such Notes or Common Shares are eligible to be sold pursuant to Rule 144(k) or any successor provision, subject to certain exceptions set forth in the Registration Rights Agreement. The Company and the Operating Partnership will be required to pay specified additional interest to the holders of the Notes if they fail to comply with their respective obligations to register the Notes and the Common Shares issuable upon exchange of the Notes within specified time periods, or if the registration statement ceases to be effective or the use of the prospectus is suspended for specified time periods. Neither the Company nor the Operating Partnership will be required to pay additional interest with respect to any Note after it has been exchanged for any Common Shares. A copy of the Registration Rights Agreement is filed herewith as Exhibit 4.3. The description of the Registration Rights Agreement in this report is a summary and is qualified in its entirety by the terms of the Registration Rights Agreement.

Common Share Delivery Agreement

At the Closing, the Company and the Operating Partnership entered into a Common Share Delivery Agreement (the “Common Share Agreement”). The Common Share Agreement, among other things, obligates (i) the Company to deliver Common Shares in the event that the Operating Partnership determines to deliver Common Shares to holders of the Notes upon any exchange of the Notes and (ii) the Operating Partnership to issue to the Company on a concurrent basis a number of its Class A Units equal to such number of Common Shares. A copy of the Common Share Agreement is filed herewith as Exhibit 10.1. The description of the Common Share Agreement in this report is a summary and is qualified in its entirety by the terms of the Common Share Agreement.

Item 2.03.	Creation of a Direct Financial Obligation.

On October 4, 2006, the Operating Partnership issued $300 million aggregate principal amount of the Notes. The Notes are unsecured obligations of the Operating Partnership. The Company has fully and unconditionally guaranteed the payment of principal of and interest on the Notes.

The terms of the Notes include:

Maturity. October 15, 2026.

Interest. Interest on the Notes at the rate of 3.875% per year is payable semi-annually on April 15 and October 15 of each year, beginning on April 15, 2007.

Exchange Rights. Holders may surrender their Notes for exchange for cash, Common Shares or a combination of cash and Common Shares, at the Operating Partnership’s option, at the applicable exchange rate (which initially shall be 25.4065 Common Shares per $1,000 principal amount of Notes) at any time prior to the close of business on the second business day immediately prior to maturity at any time on or after October 15, 2025 and also under the following circumstances:

(a) Exchange Upon Satisfaction of Market Price Condition. A holder may surrender any of its Notes for exchange during any calendar quarter beginning after December 31, 2006 (and only during such calendar quarter) if, and only if, the closing sale price of Common Shares for at least 20 trading days (whether or not consecutive) in the period of 30 consecutive trading days ending on the last trading day of the preceding calendar quarter is more than 130% of the exchange price per Common Share in effect on the applicable trading day.

(b) Exchange Upon Satisfaction of Trading Price Condition. A holder may surrender any of its Notes for exchange during the five consecutive trading day period following any five consecutive trading days in which the trading price per $1,000 principal amount of Notes (as determined following a reasonable request by a holder of the Notes) was less than 98% of the product of the closing sale price of Common Shares multiplied by the applicable exchange rate.

(c) Exchange Upon Notice of Redemption. A holder may surrender for exchange any of the Notes called for redemption at any time prior to the close of business on the second business day prior to the redemption date, even if the Notes are not otherwise exchangeable at such time.

(d) Exchange if Common Shares are not listed. A holder may surrender any of its Notes for exchange if the Common Shares are not listed on a national or regional securities exchange for 30 consecutive trading days.

(e) Exchange Upon Specified Transactions. A holder may surrender any of its Notes for exchange if the Company or the Operating Partnership engages in certain specified corporate transactions, including a change in control (as defined in the Notes). Holders exchanging Notes in connection with certain change in control transactions occurring prior to October 20, 2011 may be entitled to receive additional Common Shares as a “make whole premium.”

Redemption. Prior to October 20, 2011, the Notes will not be redeemable at the option of the Operating Partnership, except to preserve the status of the Company as a real estate investment trust for U.S. federal income tax purposes. On or after October 20, 2011, the Operating Partnership may redeem all or a portion of the Notes for cash at a redemption price equal to 100% of the principal amount plus accrued and unpaid interest (including additional interest, if any) to the redemption date.

Purchase at Option of Holders. Holders of the Notes may require the Operating Partnership to repurchase all or a portion of the Notes for cash at a purchase price equal to 100% of the principal amount plus accrued and unpaid interest (including additional interest if any) on the Notes on October 20, 2011, October 15, 2016 and October 15, 2021, or after the occurrence of a change in control occurring prior to October 20, 2011.

Default. Subject to the terms of the Second Supplemental Indenture and the Notes, upon certain events of default, including, but not limited to, (i) failure of the Operating Partnership to deliver cash or Common Shares, or any combination thereof, when due upon an exchange of the Notes, together with any cash due in lieu of fractional shares, and that failure continues for 10 days, and (ii) failure of the Operating Partnership to provide a notice within 20 days of a change in control, the principal and accrued and unpaid interest on the outstanding notes may be declared due and payable.

The description of the Notes in this report is a summary and is qualified in its entirety by reference to Exhibits 4.1 and 4.2.

Item 3.02	Unregistered Sales of Equity Securities.

3.875% Exchangeable Guaranteed Notes due October 15, 2026

On September 28, 2006, the Company and the Operating Partnership entered into the Purchase Agreement to offer and sell $300 million aggregate principal amount of the Notes to the Initial Purchasers. The Company has fully and unconditionally guaranteed payment of principal of and interest on the Notes. The Purchase Agreement also granted the Initial Purchasers an option to purchase up to $45 million aggregate principal amount of the Notes to cover over-allotments, if any. On October 4, 2006, the Company closed the sale of $300 million aggregate principal amount of the Notes. The net proceeds from the offering of the Notes after deducting the Initial Purchasers’ discount and the Company’s and the Operating Partnership’s estimated transaction expenses of $500,000 are estimated to be approximately $293.5 million.

Additional information pertaining to the Notes and Common Shares is contained in Item 2.03 of this report and is incorporated herein by reference.

The Company offered and sold the Notes to the Initial Purchasers in reliance on the exemption from registration provided by Section 4(2) of the Securities Act. The Initial Purchasers then sold the Notes to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the Initial Purchasers in the Purchase Agreement.

The Notes and the underlying Common Shares issuable upon exchange of the Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

Item 9.01	Financial Statements and Exhibits.

Exhibits

4.1	Second Supplemental Indenture, dated as of October 4, 2006, among the Company, the Operating Partnership and the Trustee

4.2	Form of 3.875% Exchangeable Guaranteed Note due 2026 (attached as Exhibit A to the Second Supplemental Indenture filed as Exhibit 4.1 hereto)

4.3

Registration Rights Agreement, dated as of October 4, 2006, among the Company, the Operating Partnership and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Bear, Stearns & Co. Inc. and Lehman Brothers Inc.

10.1	Common Share Delivery Agreement dated as of October 4, 2006 between the Operating Partnership and the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BRANDYWINE OPERATING PARTNERSHIP, L.P., BY: BRANDYWINE REALTY TRUST, ITS GENERAL PARTNER
Date: October 4, 2006	By:	/s/ Gerard H. Sweeney

Gerard H. Sweeney President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
4.1	Second Supplemental Indenture, dated as of October 4, 2006, among the Company, the Operating Partnership and the Trustee

4.2	Form of 3.875% Exchangeable Guaranteed Note due 2026 (attached as Exhibit A to the Second Supplemental Indenture filed as Exhibit 4.1 hereto)

4.3

Registration Rights Agreement, dated as of October 4, 2006, among the Company, the Operating Partnership and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Bear, Stearns & Co. Inc. and Lehman Brothers Inc.

10.1	Common Share Delivery Agreement dated as of October 4, 2006